                                                                     Exhibit 3.2


                                                          AMENDED APRIL 16, 1996
                                                        AMENDED DECEMBER 5, 1996
                                                          AMENDED MARCH 12, 1998
                                                          AMENDED APRIL 12, 1999
                                                       AMENDED SEPTEMBER 1, 1999
                                                        AMENDED OCTOBER 31, 2000



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             HOMESIDE LENDING, INC.
                             (A FLORIDA CORPORATION)

                                     BY-LAWS
                                       OF
                             HOMESIDE LENDING, INC.


                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

ARTICLE I.        Office, Seal...............................................................................3

ARTICLE II.       Stockholders ..............................................................................3-5

ARTICLE III.      Board of Directors ........................................................................5-8

ARTICLE IV.       Standing Committees .......................................................................6

ARTICLE V.        Officers of the Corporation ...............................................................8-10

ARTICLE VI.       Stock ....................................................................................10

ARTICLE VII.      Execution of Contracts - Bank Accounts -
                     Fiscal Year ...........................................................................11

ARTICLE VIII.     Notices ..................................................................................11-12

ARTICLE IX.       Indemnification ..........................................................................12-13

ARTICLE X.        Amendment of By-Laws .....................................................................14-15


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                                     BY-LAWS
                                       OF
                             HOMESIDE LENDING, INC.

                                   ARTICLE I.

                                  OFFICE. SEAL.

     SECTION 1. The principal office of the corporation in Florida shall be located in the City of Jacksonville. The corporation may have such additional offices as the Board of Directors from time to time may determine.

     SECTION 2. The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year in which incorporated and the words "Florida - Corporate - Seal".

                                   ARTICLE II.

                                  STOCKHOLDERS.

     SECTION 1. All meetings of the stockholders shall be held at the principal office of the corporation in Florida, or at such other place, either within or without the State of Florida, as from time to time may be determined by the Board of Directors and specified in the notice of such meeting.

     SECTION 2. The annual meeting of the stockholders shall be held on the third Tuesday in March of each year at eleven o'clock in the morning of that day, if not a legal holiday, and if a legal holiday, then at the same hour on the next business day following, beginning with the year 1987. At such meeting, the stockholders shall elect the entire Board of Directors and shall transact such other business as properly may come before the meeting.

     SECTION 3. Special meetings of stockholders may be called at any time by the President or by a majority of the Directors. It shall be the duty of the President to call such meetings whenever requested in writing so to do by the record holders of more than twenty percent (20%) of the stock issued and outstanding and entitled to vote, which request shall state the objects of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice.

     SECTION 4. The voting at all meetings of stockholders shall be by voice vote, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by written ballot, each of which shall state the


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name of the stockholder voting and the number of shares voted, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

     SECTION 5. A majority in number of shares of the capital stock issued and outstanding and entitled to vote, represented by the holders in person or by proxy, shall be requisite at all meetings to constitute a quorum for the election of Directors or the transaction of other business. If, however, such majority shall not be present or represented at any such meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6. At any meeting of the stockholders at which a quorum is present, the affirmative vote of the holders of a majority of the stock entitled to vote thereat, present in person or by proxy, shall be had on any matter coming before such meeting in order to constitute such action the valid act of the stockholders thereon, unless otherwise provided by law, except for the election of Directors who shall be elected by a plurality vote.

     SECTION 7. At each meeting of the stockholders, every stockholder of record shall be entitled to one vote for every share of common stock standing in his name on the books of the corporation on the record date fixed as hereafter provided, or if no such record date was fixed with respect to such meeting, on the day of the meeting. Every stockholder may vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to the date of the meeting, unless the authority granted by such instrument shall have terminated by its own terms prior to the date of such meeting.

     SECTION 8. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding forty (40), nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for allotment of rights; or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding forty (40), nor less than ten (10) days prior to the date of holding any meeting of stockholders, or the date for the payment of any dividend, or the date for allotment of rights, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, and in such case only stockholders of record on


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the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, as the case may be.

     SECTION 9. Notice of the time and place of the annual meeting of stockholders and notice of the time, place and purpose of each special meeting of the stockholders shall be given at least ten (10) and not more than sixty
(60) days before the date set for such meeting to each stockholder of record having the right and entitled to vote at such meeting.

     SECTION 10. No notice of any stockholders' meeting shall at any time be required to be published in any newspaper. However, the Board of Directors may, if it so desires, cause notice of any stockholders' meeting to be published in such newspapers as the Board may designate.

     SECTION 11. Anything in these By-Laws to the contrary notwithstanding, any action of the stockholders may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all persons who would be entitled to vote upon such action at the meeting and filed with the Secretary of the corporation as part of the corporate records. Such consent shall have the same force and effect as a unanimous vote of the stockholders and may be stated as such in any certificate or document.


                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 1. The management of all of the affairs, business and property of the corporation shall be vested in its Board of Directors. The number of Directors of the corporation shall be five (5), but said number may be changed within the maximum and minimum limits provided by the Articles of Incorporation, by resolution of the Board of Directors. The Directors shall be elected at the Annual Meeting of Stockholders, except as otherwise provided for filling vacancies. Each director shall hold office until the Annual Meeting of Stockholders held next after his election or other manner of appointment, and until his successor shall have been elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

     SECTION 2. The Annual Meeting of the Board of Directors shall be held in each year immediately after and at the same place as the Annual Meeting of Stockholders. No notice of the Annual Meeting of the Board of Directors need be given.


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     SECTION 3. Regular meetings of the Board of Directors may be held at such places and at such times as the Board from time to time shall determine by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. No notice of regular meetings of the Board of Directors need be given.

     SECTION 4. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least two (2) days before the day on which the special meeting is to be held. Every such notice shall state the time and place of the meeting and the purpose thereof. The business transacted at such special meeting shall be confined to the purposes stated in the notice.

     SECTION 5. At least a majority of the Directors shall be present at each meeting of the Board of Directors in order to constitute a quorum for the transaction of business. Members of the Board of Directors shall be deemed present at a meeting of such Board of Directors if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors, at which a quorum is present, shall be had upon any matter coming before said Board in order to constitute such action the valid action of the Board thereon. In the absence of a quorum, any two of the Directors present may adjourn any meeting from time to time until a quorum is had. Notice of any such adjourned meeting need not be given.

     SECTION 6. The Board of Directors may hold its meetings at such places within or without the State of Florida as it from time to time may determine or shall be specified or fixed in the respective notice or waivers of notice thereof.

     SECTION 7. All vacancies in the Board of Directors, whether caused by death, resignation, removal or otherwise, shall be filled by a majority vote of the remaining Directors.

     SECTION 8. Any Director may resign at any time by giving written notice to the President or to the Secretary. The resignation of any Director shall take effect at the time specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective.


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     SECTION 9. Any Director may be removed at any time, with or without cause, by a vote of the holders of a majority of the stock present, in person, or by proxy, at any special meeting of the stockholders called for that purpose.

     SECTION 10. The Directors may appoint from their number an Executive Committee consisting of the President and one or more members of the Board. The Executive Committee may hold meetings at such place as may be agreed upon by the members thereof. The President or one-third (1/3) of the members of the Executive Committee may call a meeting upon two (2) days' notice, given in person or by mail, telegram or telephone. Any meeting of the Executive Committee shall be a legal meeting without notice if all members shall be present thereat or if written waiver thereof shall have been given either before, at, or after such meeting. A majority of the Executive Committee shall constitute a quorum and in any case the affirmative vote of a majority of the entire Executive Committee shall be necessary to adopt any resolution, provided, however, that if the Executive Committee shall consist of only two members, a unanimous vote of the entire Executive Committee shall be required in all cases. The Executive Committee may make its own rules of procedure but shall have regular minutes of its proceedings and shall report the same to the Board of Directors at the next Directors' meeting held thereafter.

     During the intervals between meetings of the Board of Directors, the Executive Committee, if appointed hereunder, may have and shall exercise all the powers of the Board of Directors in the management of the affairs, business and property of the corporation, in such manner as the Executive Committee shall deem for the best interests of the corporation in all cases in which specified directions shall not have been given by the Board of Directors. The Executive Committee shall not have power to fill vacancies in said Committee or in the Board of Directors or to make or amend the By-Laws of the corporation.

     SECTION 11. The Board of Directors may adopt such rules and regulations for the conduct of their meetings, the order of their business, and the management of the property, affairs and business of the corporation as they may deem proper, not inconsistent with the laws of the State of Florida or these By-Laws.

     SECTION 12. The Chairman of the Board of Directors may, in his sole discretion, designate one or more Directors to have and to hold executive and line authority.


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                                   ARTICLE IV.

                              STANDING COMMITTEES.


     The President shall have the authority to establish one or more Standing Committee(s). Each Standing Committee shall have a Chairperson and one or more members, all or whom shall be appointed by the President. A Standing Committee shall meet on a regular basis or upon a meeting called by the Chairperson or by consent; minutes of the meetings shall be made and kept; actions shall be valid if approved by a majority vote. The Chairperson and members of a Standing Committee shall serve until a replacement is named by the President.

                                   ARTICLE V.

                          OFFICERS OF THE CORPORATION.

     SECTION 1. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President and Chief Operating Officer, such number of Vice Presidents as the Board of Directors from time to time may determine, a Secretary, a Treasurer, and such Assistant Secretaries and such other subordinate officers as the Board from time to time may elect or appoint. All officers elected or appointed by the Board shall hold their respective offices only at and during the pleasure of the Board of Directors, unless a written employment contract or agreement providing otherwise, shall be entered into between the Corporation and any such officer pursuant to authorization of the Board of Directors.

     In addition to the foregoing authority of the Board of Directors to elect or appoint officers of the Corporation, the Chairman or Chief Executive Officer is authorized to elect additional officers of the Corporation at the Senior Vice President level or below without further action by the Board.

     SECTION 2. Any person may hold two or more offices, except that the President shall not also be the Secretary or Assistant Secretary, but in no case shall one person sign a single instrument of any kind in more than one capacity.

     SECTION 3. The Chairman of the Board of Directors (sometimes herein referred to as the "Chairman") shall preside at all meetings of the stockholders and of the


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Board of Directors and, subject to the authority of the Board of Directors, shall perform such other duties as are directed by the Board of Directors. In addition, the Chairman will perform such other duties and operating responsibilities as are agreed to jointly by the Chairman and the Chief Executive Officer.

     SECTION 4. The Chief Executive Officer of the Corporation shall, in the absence of a Chairman of the Board or in the event of his or her refusal or inability to act, perform the duties of the Chairman of the Board. The Chief Executive Officer is the principal executive officer of the Corporation and shall have executive management control of the business and property of the Corporation. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Chief Executive Officer shall advise the Board of the status of the business of the Corporation as requested by the Board.

     SECTION 5. The President of the Corporation, subject to the supervision of the Chief Executive Officer, shall assist the Chief Executive Officer in the general management of the business of the Corporation, and shall have such powers and duties of supervision and management as specified by the Chief Executive Officer.

     SECTION 6. Each Vice President will have those powers and duties assigned to him or her by the Board of Directors, or delegated by the Chairman, the Chief Executive Officer or the President.

     SECTION 7. The Secretary shall keep the minutes of the meetings of the Board of Directors and the minutes of the meetings of the stockholders. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have charge of the stock certificate books and such other books and papers as the Board may direct, and shall perform all the duties incidental to his or her office.

     SECTION 8. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit such in the name of the Corporation in such banks or depositories as the Board of Directors may from time to time select.

     SECTION 9. The other officers of the Corporation shall perform such duties as may be assigned by the Board of Directors or delegated by the Chairman, the Chief Executive Officer or the President.


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     SECTION 10. The Board of Directors, by resolution, may require any or all of the officers of the Corporation to give bonds in favor of the Corporation, with sufficient surety or sureties, and in such amounts as the Board of Directors may fix, conditioned for the faithful performance of the duties of their respective offices.

                                   ARTICLE VI.

                                     STOCK.

     SECTION 1. The certificates for shares of the capital stock of the corporation shall be in such forms as shall be approved by the Board of Directors. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of the certificate or certificates, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, and with such proof of authenticity of the signature as the corporation or its agents reasonably may require.

     SECTION 2. All stock certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall bear the seal of the company, which seal may be facsimile, engraved or printed. Where such certificate is signed by a transfer agent or an assistant transfer agent, other than the corporation itself, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any of the officers named above may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any certificate, shall cease to be such officer for any reason before the certificate has been delivered by the corporation as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer of the corporation.

     SECTION 3. No certificate for share of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production to the corporation to its agents of satisfactory evidence of such loss, theft or destruction, and upon delivery to the corporation of bond of indemnity in such amount and upon such terms and secured by such security as the Board of Directors in its discretion may require.


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                                  ARTICLE VII.

              EXECUTION OF CONTRACTS - BANK ACCOUNTS - FISCAL YEAR.

     SECTION 1. All Checks, drafts, notes, bonds, contracts and other instruments shall be signed by such officers as may be designated from time to time by resolution of the Board of Directors.

     SECTION 2. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or depositories as the Board of Directors may from time to time designate, or as may be designated by an officer or officers of the corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit any of the officers of the corporation may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.

     SECTION 3. The fiscal year of the corporation shall be the twelve month period ending on September 30.

     SECTION 4. After the close of each fiscal year the corporation shall make an annual report to its stockholders with respect to the operations of such year, which report shall contain a balance sheet as of the close of such year and also a statement of the profit and loss and surplus accounts for the year, certified by independent public accountants, in such form as may be customary for such reports.


                                  ARTICLE VIII.

                                    NOTICES.

     SECTION 1. Whenever the provisions of a statute, or the Articles of Incorporation or any of these By-Laws require or permit notice to be given to any Director, officer or stockholder, it shall not be construed to require personal notice, but any such notice may be given in writing by depositing the same in a post office or letter box in a post-paid sealed wrapper, or by delivering the same to a telegraph company for transmission by wire, the cost thereof being prepaid, in either case addressed as the same appears on the books of the corporation, and the time when the same shall be so mailed or delivered to the telegraph company shall be deemed to be the time of the giving of such notice.

     SECTION 2. Any stockholder or Director may waive in writing or by telegraph any notice required or permitted to be given under any


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provisions of any statute or of the Articles of Incorporation or of these
By-Laws, either before, at, or after the meeting or other event of which notice is so provided. All stockholders or Directors present at any meeting shall be deemed to have waived any and all notice thereof.


                                   ARTICLE IX.

                                INDEMNIFICATION.

     SECTION 1. The Corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director or officer of the corporation or served, at the written request of the President of the corporation, as a Director or officer of another corporation (all of whom are hereinafter in this Article referred to in the aggregate as "indemnified persons" and in the singular as an indemnified person") against expenses (including attorneys' fees except as otherwise state in Section 3 of this Article), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by a judgment, order, settlement, adjudication or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys' fees except as otherwise stated in Section 3 of this Article) actually and reasonably incurred by him in the connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such


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action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     SECTION 3. The corporation will be entitled to participate at its own expense in the defense and, if it so elects, to assume the defense of any claim, action, suit or proceeding. If the corporation elects to assume the defense, such defense shall be conducted by counsel of good standing, chosen by it. In the event the corporation elects to assume the defense of any such claim, action, suit or proceeding and retain such counsel, the indemnified persons shall bear the fees and expense of any additional counsel retained by them unless there are conflicting interests as between the corporation and the indemnified persons that are for valid reasons objected to in writing by the indemnified persons.

     SECTION 4. In discharging his duty to the corporation, an indemnified person, when acting in good faith, may rely upon financial statements of the corporation represented to him to be correct by the officer of the corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation.

     SECTION 5. Any indemnification under this Article IX (unless ordered by a court) shall be made only as authorized in the specific case upon a determination (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, when a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion that the indemnified person has met the standards of conduct set forth in this Article IX or (3) by the stockholder or stockholders.

     SECTION 6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 5 of this Article IX upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article IX.

     SECTION 7. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any indemnified person


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may be entitled under any agreement, vote of stockholders or disinterested
Directors or otherwise, both as to action in his official capacity and as to the action in another capacity while holding such office and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. The Board of Directors shall have power on behalf of the corporation to grant indemnification to any person other than an indemnified person to such extent as the Board in its discretion may from time to time and at any time determine, but in no event to exceed the indemnification provided by this Article IX.

     SECTION 9. If any part of this Article IX shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

     SECTION 10. Contractual Nature of Indemnification Obligations. The obligations of the Corporation to provide indemnification and advancement of expenses under this Article IX are, and are intended by the Corporation to be treated as, contractual obligations owed by the Corporation to, and contractual rights of, all such present and former Directors, officers, employees and agents of the Corporation who satisfy the requirements set forth in this Article IX for the receipt of indemnification or the advancement of expenses, and such obligations and rights shall be enforceable by all such persons against the Corporation.

     SECTION 11. No Repeal or Retroactive Amendment. Notwithstanding anything herein to the contrary, the provisions of this Article IX may not be repealed, amended or altered in any way that would impair or diminish the obligation of the Corporation to provide, or the rights of present and former Directors, officers, employees and agents of the Corporation to receive, indemnification and advancement of expenses pursuant to this Article IX in connection with or in relation to any act, inaction or other event, or alleged act, inaction or other event, occurring before the time of such repeal, amendment or alteration.


                                   ARTICLE X.

                              AMENDMENT OF BY-LAWS.

     The Board of Directors, by a vote of a majority of those present at any meeting at which a quorum is present, may alter, amend or repeal these By-Laws or any of this, and any By-Law or alteration, amendment or


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repeal so made may be further amended, altered, or repealed by the Board of
Directors as herein provided, or by the stockholders entitled to vote at any regular or special meeting of the stockholders.


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